Exhibit 1

LEHMAN BROTHERS


June 20, 1996

Mr. Charles F. Gross
Chief Financial Officer
Newsweb Corporation
1645 West Fullerton Avenue
Chicago, IL  60614

Attention:  Mr. Charles F. Gross

Ladies and Gentlemen:

You have requested information regarding The Chicago Dock & Canal Trust (the "Company") for the purposes of evaluating a possible merger of the Company with you or an Affiliate (as hereinafter defined) or other business combination with you or an Affiliate involving all or substantially all of the Company's shares or assets (a "Transaction"). It is understood and agreed that this agreement creates no obligation to enter into any Transaction or any agreement relating to a Transaction. To induce the Company to furnish information to you, you hereby agree as follows:

1. As used herein:

"Act" means the Securities Exchange Act of 1934, as amended;

"Affiliate" means any Person that (i) directly or indirectly controls you, (ii) directly or indirectly is controlled by you or
(iii) is under direct or indirect common control with you;

"Information" means information regarding the Company or any of its subsidiaries or their respective assets or businesses which is furnished to you, directly or indirectly, by the Company or its representatives, including, without limitation, Lehman Brothers Inc.;

"Person" shall have the meaning contained in Section 3(a)(9) of the Act; and

"Restricted Period" shall mean the period beginning on the date hereof and ending on the earlier of (i) December 31, 1996 and
(ii) the date on which the Company shall disclose publicly that the Company is no longer actively seeking or negotiating indications of interest or offers with respect to, or otherwise pursuing, one or more business combinations involving all or substantially all of the Company's shares or assets.

2. All Information will be kept confidential by you, except that you may disclose or make available Information to your directors, officers and employees and to representatives of your advisors for the exclusive purpose of assisting you in the evaluation of a possible Transaction, all of whom shall be specifically informed by you or your representatives of the confidential character of such Information and that by receiving such Information they are agreeing to be bound by the terms of this agreement relating to the confidential treatment of such Information. You will not use any of the Information, and will not permit any of your representatives to use any of the Information, in any way detrimental to the Company. You will not use, or permit any of your representatives to use, any of the Information for any purpose other than the evaluation of a possible Transaction, and you will not make any Information available to any Person for any other purpose whatsoever.

3. You hereby acknowledge that you are aware (and that prior to the disclosure of any Information to any Person pursuant to paragraph
2 such Person will be advised) that the United States securities laws limit the ability of any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. In the event that you disclose any Information to any Person, whether or not such disclosure is permitted under paragraph 2, you shall be liable to the Company for any failure by such Person to treat such Information in the same manner as you are obligated to treat such Information under the terms of this agreement.

4. Unless specifically requested in writing in advance by the Company's Board of Trustees, you will not at any time during the Restricted Period (and you will not at any time during the Restricted Period assist or encourage others to) acquire or agree, offer, seek or propose to acquire (or directly or indirectly request permission to do so), directly or indirectly, alone or in concert with any other Person, by purchase or otherwise, any ownership, including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Act, of any of the assets, businesses or securities of the Company or any subsidiary thereof, or any rights or options to acquire such ownership (including from any third party);

5. The Company acknowledges and agrees that you will be required to disclose the existence of this agreement and its material terms in, and file this agreement as an exhibit to, your Schedule 13D filed with the Securities and Exchange Commission with respect to Shares beneficially owned by you on the date hereof.

6. In the event that you are requested in any proceeding to disclose any Information received by you or any matter subject to paragraph 5, you will give us prompt notice of such request so that we may seek an appropriate protective order. If in the absence of a protective order you are nonetheless compelled to disclose any such Information or matter, you may disclose such Information or matter without liability hereunder, provided that you give us written notice of the Information or matter to be disclosed as far in advance of its disclosure as is practicable and use your best efforts to obtain assurances that confidential treatment will be accorded to such Information or matter.

7. The restrictions with respect to Information set forth in paragraph 2 shall not apply to any Information furnished to you by the Company or its representatives which you demonstrate (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by you or your representatives or (ii) was available to you on a nonconfidential basis prior to its disclosure to you by the Company or its representatives or becomes available to you on a nonconfidential basis, in each case from a source other than the Company or its representatives, which source was not itself bound by a confidentiality agreement with the Company or its representatives and had not received such information, directly or indirectly, from a Person so bound.

8. The Company does not make any representation or warranty as to the accuracy or completeness of the Information provided to you. Neither the Company nor any of its representatives shall have any liability resulting from the use of the Information by you or any of your representatives.

9. Upon our request at any time, you will promptly redeliver to us all copies of documents containing Information and will promptly destroy all memoranda, notes and other writings prepared by you or by any Person referred to in paragraph 2 based on such Information.

10. You shall cause each of your Affiliates to comply with the terms of paragraphs 2, 3, 4, 5, 6, 7 and 9 (construing such paragraphs for such purposes to refer also to such Affiliates in each instance where there is a reference to you).

11. You acknowledge that irreparable damage would occur to the Company in the event any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States of America or any state thereof, in addition to any other remedy to which the Company may be entitled at law or in equity.

12. If any term or provision of this agreement or any application hereof shall be invalid or unenforceable, the remainder of this agreement and any other application of such term or provision shall not be affected thereby.

13. This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall constitute one and the same instrument.

14. This agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and may be amended only by an agreement in writing executed by the Company and you.

15. This agreement shall be binding upon, inure to the benefit of and be enforceable by our respective successors and assigns.

16. This agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflict of law provisions) of the State of Illinois.

17. This agreement will terminated two (2) years from the date hereof.

If the foregoing correctly sets forth our agreement as to the matters set forth herein, please confirm our agreement by executing and returning a copy of this agreement to the undersigned.

Very truly yours,

THE CHICAGO DOCK & CANAL TRUST

By: Lehman Brothers Inc.,
    its financial advisor,
    on behalf of the Chicago Dock
    & Canal Trust and not in its
    individual capacity.


By: /s/ Shereen P. Jones
__________________________
Name: Shereen P. Jones
Title: Senior Vice President

The foregoing terms are agreed to:

Newsweb Corporation

By: /s/ Charles F. Gross
__________________________
Name: Charles F. Gross
Title:  Vice President & Chief
        Financial Officer